Exhibit 13

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

     The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended March 31, 2004 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Mr. K.V.Kamath, the Chief Executive Officer and Mr. N.S. Kannan, the Chief Financial Officer of ICICI Bank Limited, each certifies that, to the best of his knowledge:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ICICI Bank Limited.


Date: September 29, 2004
                                             /s/ K.V. Kamath
                                             ----------------------------------
                                             Name: Mr. K.V.Kamath
                                             Chief Executive Officer

                                             /s/ N.S. Kannan
                                             ----------------------------------
                                             Name: Mr. N.S. Kannan
                                             Chief Financial Officer


     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to us and will be retained by us and furnished to the Securities and Exchange Commission or its staff upon request.